News Release

Contact: Tito L. Lima
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS FIRST QUARTER 2025 RESULTS

Clearfield, Pennsylvania – April 14, 2025

CNB Financial Corporation (“Corporation”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the three months ended March 31, 2025.

Executive Summary

•Net income available to common shareholders ("earnings") was $10.4 million, or $0.50 per diluted share, for the three months ended March 31, 2025. Excluding after-tax merger costs, earnings were $11.9 million, or $0.57 per diluted share, for the three months ended March 31, 2025, reflecting decreases of $2.1 million, or 14.98%, and $0.09 per diluted share, or 13.64% compared to earnings of $14.0 million, or $0.66 per diluted share, for the three months ended December 31, 2024.1 The quarterly decrease was a result of a decrease in net interest income and non-interest income and an increase in non-interest expense, partially offset by a decrease in the provision for credit losses, as discussed in more detail below. Excluding after-tax merger costs in the first quarter 2025, earnings and diluted earnings per share when compared to earnings of $11.5 million, or $0.55 per diluted share, in the quarter ended March 31, 2024, increased $368 thousand, or 3.19%, and $0.02 per diluted share, or 3.64%, due to an increase in net interest income, partially offset by increases in non-interest expense and the provision for credit losses, coupled with a decrease in non-interest income.1

•At March 31, 2025, loans totaled $4.5 billion excluding the balances of syndicated loans. This total of $4.5 billion in loans represented a quarterly increase of $11.7 million, or 0.26% (1.05% annualized), compared to December 31, 2024, and a year-over-year increase of $188.1 million, or 4.32%, compared to March 31, 2024. The increase in loans for the quarter ended March 31, 2025 compared to the quarter ended December 31, 2024 was primarily driven by growth in the BankOnBuffalo, Ridge View Bank and the legacy CNB markets. The year-over-year growth in loans as of March 31, 2025 compared to loans as of March 31, 2024 resulted primarily from growth in commercial and industrial loans in the ERIEBANK and Ridge View Bank markets, and growth in commercial real estate loans in the BankOnBuffalo market, ERIEBANK (primarily Cleveland, OH) and Ridge View Bank. Additional growth occurred in residential real estate loans in the Ridge View Bank and BankOnBuffalo markets and CNB Bank’s Private Banking division.

◦At March 31, 2025, the syndicated loan portfolio totaled $69.2 million, or 1.50% of total loans, compared to $79.9 million, or 1.73% of total loans, at December 31, 2024 and $78.7 million, or 1.78% of total loans, at March 31, 2024. The decreases in syndicated lending balances of $10.7 million compared to December 31, 2024 and $9.5 million compared to March 31, 2024 were the result of scheduled paydowns or early payoffs of certain syndicated loans. The Corporation closely manages the level and composition of its syndicated loan portfolio to ensure it continues to provide a high credit quality, profitable use of excess liquidity to complement the Corporation’s loan growth from its in-market customer relationships.

•At March 31, 2025, total deposits were $5.5 billion, reflecting a quarterly increase of $88.7 million, or 1.65% (6.70% annualized), compared to December 31, 2024, and a year-over-year increase of $422.5 million, or 8.39%, compared to total deposits measured as of March 31, 2024. The increase in deposit balances compared to December 31, 2024 was driven by higher retail and municipal deposits, coupled with growth in retail time deposits. Additional deposit and liquidity profile details were as follows:

◦At March 31, 2025, the total estimated uninsured deposits for CNB Bank were approximately $1.6 billion, or approximately 27.94% of total CNB Bank deposits. However, when excluding $101.9 million of affiliate company deposits and $481.2 million of pledged-investment collateralized deposits, the adjusted amount and percentage of total estimated uninsured deposits was approximately $971.1 million, or approximately 17.46% of total CNB Bank deposits as of March 31, 2025.

▪The level of adjusted uninsured deposits at March 31, 2025 remained relatively unchanged, compared to the level at December 31, 2024, when the total estimated uninsured deposits for CNB Bank were approximately $1.5 billion, or approximately 27.71% of total CNB Bank deposits. Excluding $101.9 million of affiliate company deposits and $429.0 million of pledged-investment collateralized deposits, the adjusted amount and percentage of total estimated uninsured deposits were approximately $986.0 million, or approximately 18.01% of total CNB Bank deposits as of December 31, 2024.

◦At March 31, 2025, the average deposit balance per account for CNB Bank was approximately $34 thousand, which has remained stable at this level for an extended period.

◦At March 31, 2025, the Corporation had $447.1 million of cash equivalents held in CNB Bank’s interest-bearing deposit account at the Federal Reserve. These excess funds, when combined with collective contingent liquidity resources of $4.7 billion including (i) available borrowing capacity from the Federal Home Bank of Pittsburgh ("FHLB") and the Federal Reserve, and (ii) available unused commitments from brokered deposit sources and other third-party funding channels, including previously established lines of credit from correspondent banks, resulted in the total available liquidity sources for the Corporation as of March 31, 2025 to be approximately 5.3 times the estimated amount of adjusted uninsured deposit balances discussed above.

•At March 31, 2025, December 31, 2024, and March 31, 2024, the Corporation had no outstanding short-term borrowings from the FHLB or the Federal Reserve's Discount Window.

•At March 31, 2025, the Corporation's pre-tax net unrealized losses on available-for-sale and held-to-maturity securities totaled $61.7 million, or 9.88% of total shareholders' equity, compared to $74.8 million, or 12.25% of total shareholders' equity, at December 31, 2024 and $85.0 million, or 14.69% of total shareholders' equity, at March 31, 2024. The change in unrealized losses during the first quarter 2025 was primarily due to changes in the yield curve compared to the fourth quarter of 2024 and first quarter of 2024, coupled with the Corporation’s scheduled bond maturities, which were all realized at par. Importantly, all regulatory capital ratios for the Corporation would still exceed regulatory “well-capitalized” levels as of March 31, 2025, December 31, 2024, and March 31, 2024 if the net unrealized losses at the respective dates were fully recognized. Additionally, the Corporation continued to maintain excess liquidity at its holding company totaling approximately $100.7 million of liquid funds at March 31, 2025, which more than covers the $61.7 million in combined available-for-sale and held-to-maturity unrealized losses on investments held primarily in its wholly-owned banking subsidiary, as an immediately available source of contingent capital to be down-streamed to CNB Bank, if necessary.

•Total nonperforming assets were approximately $56.1 million, or 0.89% of total assets, as of March 31, 2025, compared to $59.5 million, or 0.96% of total assets, as of December 31, 2024, and $30.7 million, or 0.53% of total assets, as of March 31, 2024. The decrease in nonperforming assets for the three months ended March 31, 2025, compared to the three months ended December 31, 2024 was primarily due to paydowns to nonaccrual loans, charge-offs, and the sale of an other real estate owned property. The increase in non-performing assets at March 31, 2025 compared to March 31, 2024 was due to a commercial multifamily relationship totaling $20.3 million with a specific reserve balance of $885 thousand. Management does not believe there is a risk of significant additional loss exposure beyond the specific reserves related to this loan relationship and is actively working with the borrower and their real estate broker to facilitate the sale of the property. Other nonperforming assets contributing to the year-over-year increase include certain commercial and industrial and owner-occupied commercial real estate relationships as previously disclosed in the second quarter of 2024 and a commercial relationship (consisting of various loan types) in the third quarter of 2024. For the three months ended March 31, 2025, net loan charge-offs were $1.4 million, or 0.13% (annualized) of average total loans and loans held for sale, compared to $2.1 million, or 0.19% (annualized) of average total loans and loans held for sale, during the three months ended December 31, 2024, and $1.3 million, or 0.12% (annualized) of average total loans and loans held for sale, during the three months ended March 31, 2024. The fourth quarter of 2024 included net loan charge-offs related to (i) an owner-occupied commercial real estate relationship with a charge-off of $750 thousand (remaining balance of approximately $3.8 million with specific reserves of $1.4 million), and (ii) a nonowner-occupied commercial real estate relationship for $625 thousand (no remaining balance).

•Pre-provision net revenue ("PPNR"), a non-GAAP measure, was $15.9 million for the three months ended March 31, 2025.1 Excluding after-tax merger costs, PPNR was $17.4 million for the three months ended March 31, 2025, compared to $21.6 million and $16.8 million for the three months ended December 31, 2024 and March 31, 2024, respectively.1 The first quarter 2025 PPNR, excluding after-tax merger costs, when compared to the fourth quarter of 2024, reflected decreases in net interest income, non-interest income and an increase in non-interest expense. The increase in PPNR for the three months ended March 31, 2025, compared to the three months ended March 31, 2024 was primarily attributable to higher net interest income, partially offset by an increase in non-interest expenses.

1 This release contains references to certain financial measures that are not defined by U.S. Generally Accepted Accounting Principles ("GAAP"). Management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. A reconciliation of these non-GAAP financial measures is provided in the "Reconciliation of Non-GAAP Financial Measures" section.

Michael President and CEO of both the Corporation and CNB Bank, stated, “Our first quarter performance reflects sound growth in both deposits and loans since year-end 2024. The net amount of loan growth was somewhat muted by some large unscheduled commercial loan payoffs that occurred early in the quarter and impacted our net interest income. This was evidenced by the quarterly average balance of total loans being less than both the quarter’s beginning and ending total loan balances. Favorably, we saw continued commercial loan growth and demand as we ended the quarter with both existing relationships and new prospects. Also, during the quarter, we continued to realize deposit growth based primarily in expanded Treasury Management relationships, as evidenced by favorable growth in our noninterest-bearing deposits. Concurrently, we reduced our cost of interest-bearing liabilities by 10 basis points to now being below three percent, as we continue to implement strategic reductions in deposit rates across our footprint. These fundamentals of well-priced and steadily growing loans and deposits position us well in our primary spread management business moving forward. Though we had some cyclical increases in noninterest elements, including base salaries and certain technology expenses with annual contract cost increases, and as we will have some additional non-recurring merger related costs as we pursue the regulatory and shareholder approval processes associated with our intended acquisition of ESSA Bancorp, Inc. and its subsidiary, ESSA Bank and Trust, we continue to focus on tightly managing the Corporation’s core overhead as we look to realize both positive operating leverage and improved efficiencies from economies of scale as we continue to expand the franchise. Additionally, we remain focused on growing our assets under management to realize more steady and sustainable growth in fee-based revenues from our wealth and asset management businesses."

Other Balance Sheet Highlights

•Book value per common share was $27.01 at March 31, 2025. Excluding after-tax merger costs, book value per common share was $27.08, reflecting an increase from $26.34 at December 31, 2024 and $24.77 at March 31, 2024.1 Tangible book value per common share, a non-GAAP measure, was $24.91 as of March 31, 2025. Excluding after-tax merger costs, tangible book value per common share, a non-GAAP measure, was $24.98, reflecting an increase of $0.74, or 12.38% (annualized) from $24.24 as of December 31, 2024 and a year-over-year increase of $2.31, or 10.19%, from $22.67 as of March 31, 2024.1 The increases in book value per common share and tangible book value per common share, excluding after-tax merger costs, from December 31, 2024 to March 31, 2025 were primarily due to a $8.1 million increase in retained earnings, coupled with a $7.1 million decrease in accumulated other comprehensive loss primarily from the after-tax impact of temporary unrealized valuation changes in the Corporation’s available-for-sale investment portfolio for the first quarter of 2025. The increases in book value per common share and tangible book value per common share, excluding after-tax merger costs, from March 31, 2024 to March 31, 2025 were primarily due to a $35.6 million increase in retained earnings over the twelve months ended March 31, 2025 coupled with a $10.7 million decrease in accumulated other comprehensive loss primarily from the after-tax impact of temporary unrealized valuation changes in the Corporation’s available-for-sale investment portfolio for the past twelve months.

Loan Portfolio Profile

•As part of its lending policy and risk management activities, the Corporation tracks lending exposure by industry classification and type to determine potential risks associated with industry concentrations, and to identify any concentration risk issues that could lead to additional credit loss exposure. An important and recurring part of this process involves the Corporation’s continued measurement and evaluation of its exposure to the office, hospitality, and multifamily industries within its commercial real estate portfolio. Even given the Corporation’s historically sound underwriting protocols and high credit quality standards for borrowers in the commercial real estate industry segments, the Corporation monitors numerous relevant sensitivity elements, including occupancy, loan-to-value, absorption and cap rates, debt service coverage and covenant compliance, and developer/lessor financial strength both in the project and globally. At March 31, 2025, the Corporation had the following key metrics related to its office, hospitality and multifamily portfolios:

◦Commercial office loans:
▪There were 112 outstanding loans, totaling $109.2 million, or 2.37% of total Corporation loans outstanding;
▪There were no nonaccrual commercial office loans;
▪There were two past due commercial office loans that totaled $216 thousand, or 0.20% of total commercial office loans outstanding; and
▪The average outstanding balance per commercial office loan was $975 thousand.

◦Commercial hospitality loans:
▪There were 162 outstanding loans, totaling $323.1 million, or 7.01% of total Corporation loans outstanding;
▪There were no nonaccrual commercial hospitality loans;
▪There was one past due commercial hospitality loan that totaled $157 thousand, or 0.05% of total commercial hospitality loans outstanding; and
▪The average outstanding balance per commercial hospitality loan was $2.0 million.

◦Commercial multifamily loans:
▪There were 227 outstanding loans, totaling $373.4 million, or 8.10% of total Corporation loans outstanding;
▪There were two nonaccrual commercial multifamily loans that totaled $20.5 million, or 5.50% of total multifamily loans outstanding. As previously discussed, one customer relationship did have a specific reserve of $885 thousand, while the other customer relationship did not have a related specific loss reserve;
▪There were two past due commercial multifamily loans that totaled $20.5 million, or 5.50% of total commercial multifamily loans outstanding (included in nonaccrual loans disclosed above); and
▪The average outstanding balance per commercial multifamily loan was $1.6 million.

The Corporation had no commercial office, hospitality or multifamily loan relationships considered by the banking regulators to be high volatility commercial real estate ("HVCRE") credits.

Performance Ratios

•Annualized return on average equity was 7.52% for the three months ended March 31, 2025. Excluding after-tax merger costs, annualized return on average equity was 8.49% for the three months ended March 31, 2025, compared to 9.79% and 8.79% for the three months ended December 31, 2024 and March 31, 2024, respectively.1

•Annualized return on average tangible common equity, a non-GAAP measure, was 8.15% for the three months ended March 31, 2025. Excluding after-tax merger costs, annualized return on average tangible common equity was 9.32% for the three months ended March 31, 2025, compared to 10.90% and 9.77% for the three months ended December 31, 2024 and March 31, 2024, respectively.1

•The Corporation's efficiency ratio was 72.07% for the three months ended March 31, 2025, and 71.28% on a fully tax-equivalent basis, a non-GAAP measure.1 Excluding merger costs, the efficiency ratio on a fully tax-equivalent basis, a non-GAAP measure, was 68.62%, compared to 63.02% and 68.29% for the three months ended December 31, 2024 and March 31, 2024, respectively.1 The quarter-over-quarter increase was primarily driven by lower net interest income and non-interest income and increased non-interest expense, as further discussed below. The year-over-year increase was primarily driven by higher non-interest expense, partially offset by an increase in net interest income.

Revenue

•Total revenue (net interest income plus non-interest income) was $56.9 million for the three months ended March 31, 2025, an increase when compared to $59.4 million and $54.2 million for the three months ended December 31, 2024 and March 31, 2024, respectively.

◦Net interest income was $48.4 million for the three months ended March 31, 2025, compared to $49.0 million and $45.2 million for the three months ended December 31, 2024 and March 31, 2024, respectively. When comparing the first quarter of 2025 to the fourth quarter of 2024, the decrease in net interest income of $613 thousand, or 1.25% (5.07% annualized), was primarily due to lower loan yields on variable and floating-rate loans following the three Federal Reserve rate decreases totaling 100 basis points since mid-September 2024, coupled with changes in the yield curve, partially offset by targeted interest-bearing deposit rate decreases.

◦Net interest margin was 3.38%, 3.44% and 3.40% for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively. Net interest margin on a fully tax-equivalent basis, a non-GAAP measure, was 3.37%, 3.43% and 3.38% for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively.1

▪The yield on earning assets of 5.73% for the three months ended March 31, 2025 decreased 11 basis points from December 31, 2024 and 8 basis points from March 31, 2024. The decrease in yield compared to December 31, 2024 was attributable to the net impact of declining interest rates on variable and floating-rate loans as a result of the Federal Reserve decreases since mid-September 2024, coupled with changes in the yield curve.

▪The cost of interest-bearing liabilities was 2.93% for the three months ended March 31, 2025, representing a decrease of 10 basis points from both December 31, 2024 and March 31, 2024. The decrease in the cost of interest-bearing liabilities is primarily the result of the Corporation’s targeted interest-bearing deposit rate decreases in response to the Federal Reserve rate decreases since mid-September 2024.

•Total non-interest income was $8.5 million for the three months ended March 31, 2025 compared to $10.3 million and $9.0 million for the three months ended December 31, 2024 and March 31, 2024, respectively. The quarter-over-quarter decrease was primarily attributable to lower pass-through income from small business investment companies ("SBICs"), increases in unrealized losses on equity securities, and a decrease in wealth and asset management fees. The decrease year-over-year in non-interest income was primarily due to increases in unrealized losses on equity securities and lower mortgage banking income, partially offset by higher pass-through income from SBICs.

Non-Interest Expense

•For the three months ended March 31, 2025 total non-interest expense was $41.0 million. Excluding merger costs, total non-interest expense was $39.5 million, compared to $37.8 million and $37.4 million for the three months ended December 31, 2024 and March 31, 2024, respectively. Excluding merger costs, the increase of $1.7 million, or 4.51%, from the three months ended December 31, 2024, was primarily driven by an increase in salaries and benefits, due to higher incentive compensation accruals, coupled with the timing of retirement plan contribution accruals, and higher supplemental executive retirement plan ("SERP") accruals. Notably, SERP expenses were lower in the fourth quarter due to a reduction related to the departure of an executive, as previously disclosed. Excluding merger costs, the $2.1 million increase in non-interest expense compared to the three months ended March 31, 2024 was primarily driven by higher salaries and benefits, reflecting increased incentive compensation accruals and higher health insurance costs. Additionally, technology expense increased, primarily due to higher core processing charges associated with growth. These increases were partially offset by a decline in legal expenses.

Income Taxes

•Income tax expense for the three months ended March 31, 2025 was $2.9 million, representing a 19.96% effective tax rate, compared to $3.6 million, representing a 19.14% effective tax rate, for the three months ended December 31, 2024 and $2.8 million, representing an 18.36% effective tax rate, for the three months ended March 31, 2024. The effective tax rate for the first quarter of 2025 was impacted by non-deductible merger costs totaling $1.3 million.

Asset Quality

•Total nonperforming assets were approximately $56.1 million, or 0.89% of total assets, as of March 31, 2025, compared to $59.5 million, or 0.96% of total assets, as of December 31, 2024, and $30.7 million, or 0.53% of total assets, as of March 31, 2024, as discussed in more detail above.

•The allowance for credit losses measured as a percentage of total loans was 1.03% as of March 31, 2025, compared to 1.03% remaining consistent with the allowance for credit losses as a percentage of total loans as of as of December 31, 2024, and 1.03% as of March 31, 2024. In addition, the allowance for credit losses as a percentage of nonaccrual loans was 87.57% as of March 31, 2025, compared to 84.08% and 159.41% as of December 31, 2024 and March 31, 2024, respectively. The change in the allowance for credit losses as a percentage of nonaccrual loans was primarily attributable to the levels of nonperforming assets, as discussed in more detail above.

•The provision for credit losses was $1.6 million for the three months ended March 31, 2025, compared to $2.9 million and $1.3 million for the three months ended December 31, 2024 and March 31, 2024, respectively. The $1.4 million decrease in the provision expense for the first quarter of 2025 compared to the fourth quarter of 2024 was primarily a result of decreased net loan charge-offs in the first quarter of 2025. The $236 thousand increase in the provision expense for the three months ended March 31, 2025 compared to the three months ended March 31, 2024 was primarily due to higher net loan charge-offs in the first quarter of 2025 compared to the first quarter of 2024, coupled with an additional reserve for unfunded commitments.

•As discussed in more detail above, for the three months ended March 31, 2025, net loan charge-offs were $1.4 million, or 0.13% (annualized) of average total loans and loans held for sale, compared to $2.1 million, or 0.19% (annualized) of average total loans and loans held for sale, during the three months ended December 31, 2024, and $1.3 million, or 0.12% (annualized) of average total loans and loans held for sale, during the three months ended March 31, 2024.

Capital

•As of March 31, 2025, the Corporation’s total shareholders’ equity was $624.5 million, representing an increase of $13.8 million, or 2.26% (9.17% annualized), from December 31, 2024 and an increase of $45.9 million, or 7.93%, from March 31, 2024. The changes resulted from an increase in the Corporation's retained earnings (net income, partially offset by the common and preferred stock dividends paid) and a decrease in accumulated other comprehensive loss primarily from the after-tax impact of temporary unrealized valuation changes in the Corporation’s available-for-sale investment portfolio.

•Regulatory capital ratios for the Corporation continue to exceed regulatory “well-capitalized” levels as of March 31, 2025, consistent with prior periods.

•As of March 31, 2025, the Corporation’s ratio of common shareholders' equity to total assets was 9.00% compared to 8.93% at December 31, 2024 and 8.98% at March 31, 2024. As of March 31, 2025, the Corporation’s ratio of tangible common equity to tangible assets, a non-GAAP measure, was 8.36%. Excluding after-tax merger costs, the Corporation’s ratio of tangible common equity to tangible assets, a non-GAAP measure, was 8.38% compared to 8.28% at December 31, 2024 and 8.28% at March 31, 2024.1 The increase in the March 31, 2025 ratio of tangible common equity to tangible assets compared to December 31, 2024 was primarily the result of a decrease in accumulated other comprehensive loss, coupled with an increase in retained earnings, as discussed above.1

Recent Events

•On January 10, 2025, the Corporation announced that the Corporation and CNB Bank entered into a definitive merger agreement (the “Merger Agreement”) with with ESSA Bancorp, Inc. (“ESSA”) and ESSA Bank and Trust in an all-stock transaction. Under the terms of the Merger Agreement, each outstanding share of ESSA common stock will be converted into the right to receive 0.8547 shares of the Corporation’s common stock. The transaction is currently expected to close in the third quarter of 2025, subject to customary closing conditions, including the receipt of regulatory approvals, and approval by the shareholders of ESSA and the Corporation.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $6.3 billion. CNB Financial Corporation conducts business primarily through its principal subsidiary, CNB Bank. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, one loan production office, one drive-up office, one mobile office, and 56 full-service offices in Pennsylvania, Ohio, New York, and Virginia. CNB Bank, headquartered in Clearfield, Pennsylvania, with offices in Central and North Central Pennsylvania, serves as the multi-brand parent to various divisions. These divisions include ERIEBANK, based in Erie, Pennsylvania, with offices in Northwest Pennsylvania and Northeast Ohio; FCBank, based in Worthington, Ohio, with offices in Central Ohio; BankOnBuffalo, based in Buffalo, New York, with offices in Western New York; Ridge View Bank, based in Roanoke, Virginia, with offices in the Southwest Virginia region; and Impressia Bank, a division focused on banking opportunities for women, which operates in CNB Bank's primary market areas. Additional information about CNB Financial Corporation may be found at www.CNBBank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Corporation’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Corporation’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” The Corporation’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to, (i) adverse changes or conditions in capital and financial markets, including actual or potential stresses in the banking industry; (ii) changes in interest rates; (iii) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iv) effectiveness of our data security controls in the face of cyber attacks and any reputational risks following a cybersecurity incident; (v) changes in general business, industry or economic conditions or competition; (vi) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (vii) governmental approvals of the Corporation's pending merger with ESSA may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (viii) the Corporation's shareholders and/or the shareholders of ESSA may fail to approve the merger; (ix) higher than expected costs or other difficulties related to integration of combined or merged businesses; (x) the effects of business combinations and other acquisition transactions, including the inability to realize our loan and investment portfolios; (xi) changes in the quality or composition of our loan and investment portfolios; (xii) adequacy of loan loss reserves; (xiii) increased competition; (xiv) loss of certain key officers; (xv) deposit attrition; (xvi) rapidly changing technology; (xvii) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xviii) changes in the cost of funds, demand for loan products or demand for financial services; and (xix) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices. Such developments could have an adverse impact on the Corporation's financial position and results of operations. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in the Corporation’s annual and quarterly reports filed with the Securities and Exchange Commission.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. Factors or events that could cause the Corporation’s actual results to differ may emerge from time to time, and it is not possible for the Corporation to predict all of them. The Corporation undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Income Statement
Interest and fees on loans	$72,379	$74,164	$71,513
Interest and dividends on securities and cash and cash equivalents	10,000	9,514	6,392
Interest expense	(33,948)	(34,634)	(32,683)
Net interest income	48,431	49,044	45,222
Provision for credit losses	1,556	2,930	1,320
Net interest income after provision for credit losses	46,875	46,114	43,902
Non-interest income
Wealth and asset management fees	1,796	1,976	1,802
Service charges on deposit accounts	1,714	1,712	1,694
Other service charges and fees	510	770	695
Net realized gains on available-for-sale securities	—	83	—
Net realized and unrealized gains (losses) on equity securities	(249)	(13)	191
Mortgage banking	96	93	196
Bank owned life insurance	760	784	767
Card processing and interchange income	2,107	2,222	2,016
Other non-interest income	1,773	2,694	1,594
Total non-interest income	8,507	10,321	8,955
Non-interest expenses
Salaries and benefits	20,564	18,501	18,787
Net occupancy expense of premises	4,038	3,816	3,640
Technology expense	5,378	5,743	5,072
Advertising expense	514	684	685
State and local taxes	1,292	1,090	1,143
Legal, professional, and examination fees	849	986	1,172
FDIC insurance premiums	985	864	990
Card processing and interchange expenses	1,160	1,325	1,179
Merger costs	1,529	—	—
Other non-interest expense	4,729	4,796	4,756
Total non-interest expenses	41,038	37,805	37,424
Income before income taxes	14,344	18,630	15,433
Income tax expense	2,863	3,566	2,833
Net income	11,481	15,064	12,600
Preferred stock dividends	1,075	1,076	1,075
Net income available to common shareholders	$10,406	$13,988	$11,525

Ending shares outstanding	20,980,245	20,987,992	21,024,695
Average diluted common shares outstanding	20,925,388	20,929,885	20,887,088
Diluted earnings per common share	$0.50	$0.66	$0.55
Adjusted diluted earnings per common share, net of merger costs (non-GAAP) (1)	$0.57	$0.66	$0.55
Cash dividends per common share	$0.180	$0.180	$0.175
Dividend payout ratio	36%	27%	32%
Adjusted dividend payout ratio, net of merger costs (non-GAAP) (1)	32%	27%	32%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Average Balances
Total loans and loans held for sale	$4,591,395	$4,556,770	$4,428,751
Investment securities	798,427	744,149	731,366
Total earning assets	5,803,526	5,674,794	5,350,126
Total assets	6,220,575	6,085,277	5,729,779
Noninterest-bearing deposits	814,441	832,168	736,965
Interest-bearing deposits	4,574,700	4,442,150	4,229,135
Shareholders' equity	619,409	612,184	576,528
Tangible common shareholders' equity (non-GAAP) (1)	517,550	510,308	474,596

Average Yields (annualized)
Total loans and loans held for sale	6.41%	6.50%	6.51%
Investment securities	2.75%	2.40%	2.01%
Total earning assets	5.73%	5.84%	5.81%
Interest-bearing deposits	2.89%	3.00%	3.00%
Interest-bearing liabilities	2.93%	3.03%	3.03%

Performance Ratios (annualized)
Return on average assets	0.75%	0.98%	0.88%
Adjusted return on average assets, net of merger costs (non-GAAP) (1)	0.85%	0.98%	0.88%
Return on average equity	7.52%	9.79%	8.79%
Adjusted return on average equity, net of merger costs (non-GAAP) (1)	8.49%	9.79%	8.79%
Return on average tangible common equity (non-GAAP) (1)	8.15%	10.90%	9.77%
Adjusted return on average tangible common equity (non-GAAP) (1)	9.32%	10.90%	9.77%
Net interest margin, fully tax equivalent basis (non-GAAP) (1)	3.37%	3.43%	3.38%
Efficiency ratio, fully tax equivalent basis (non-GAAP) (1)	71.28%	63.02%	68.29%
Adjusted efficiency ratio, fully tax equivalent basis (non-GAAP) (1)	68.62%	63.02%	68.29%

Net Loan Charge-Offs
CNB Bank net loan charge-offs	$926	$1,719	$878
Holiday Financial net loan charge-offs	513	425	466
Total Corporation net loan charge-offs	$1,439	$2,144	$1,344
Annualized net loan charge-offs / average total loans and loans held for sale	0.13%	0.19%	0.12%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	March 31, 2025	December 31, 2024	March 31, 2024
Ending Balance Sheet
Cash and due from banks	$68,745	$63,771	$38,953
Interest-bearing deposits with Federal Reserve	447,053	375,009	259,464
Interest-bearing deposits with other financial institutions	4,359	4,255	3,036
Total cash and cash equivalents	520,157	443,035	301,453
Debt securities available-for-sale, at fair value	516,412	468,546	348,565
Debt securities held-to-maturity, at amortized cost	282,159	306,081	381,706
Equity securities	10,293	10,456	9,581
Loans held for sale	860	762	1,010
Loans receivable
Syndicated loans	69,189	79,882	78,685
Loans	4,540,820	4,529,074	4,352,713
Total loans receivable	4,610,009	4,608,956	4,431,398
Less: allowance for credit losses	(47,357)	(47,357)	(45,832)
Net loans receivable	4,562,652	4,561,599	4,385,566
Goodwill and other intangibles	43,874	43,874	43,874
Core deposit intangible	190	206	260
Other assets	358,911	357,451	329,397
Total Assets	$6,295,508	$6,192,010	$5,801,412

Noninterest-bearing demand deposits	$842,398	$819,680	$749,178
Interest-bearing demand deposits	719,460	706,796	719,781
Savings	3,160,618	3,122,028	3,035,823
Certificates of deposit	737,602	722,860	532,771
Total deposits	5,460,078	5,371,364	5,037,553
Subordinated debentures	20,620	20,620	20,620
Subordinated notes, net of issuance costs	84,646	84,570	84,343
Other liabilities	105,656	104,761	80,256
Total liabilities	5,671,000	5,581,315	5,222,772
Common stock	—	—	—
Preferred stock	57,785	57,785	57,785
Additional paid in capital	220,254	219,876	218,224
Retained earnings	387,925	381,296	353,780
Treasury stock	(4,944)	(4,689)	(3,946)
Accumulated other comprehensive loss	(36,512)	(43,573)	(47,203)
Total shareholders' equity	624,508	610,695	578,640
Total liabilities and shareholders' equity	$6,295,508	$6,192,010	$5,801,412

Book value per common share	$27.01	$26.34	$24.77
Adjusted book value per common share (non-GAAP) (1)	$27.08	$26.34	$24.77
Tangible book value per common share (non-GAAP) (1)	$24.91	$24.24	$22.67
Adjusted tangible book value per common share (non-GAAP) (1)	$24.98	$24.24	$22.67

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	March 31, 2025	December 31, 2024	March 31, 2024
Capital Ratios
Tangible common equity / tangible assets (non-GAAP) (1)	8.36%	8.28%	8.28%
Adjusted tangible common equity / tangible assets (non-GAAP) (1)	8.38%	8.28%	8.28%
Tier 1 leverage ratio (2)	10.27%	10.43%	10.64%
Common equity tier 1 ratio (2)	11.85%	11.76%	11.70%
Tier 1 risk-based ratio (2)	13.50%	13.41%	13.43%
Total risk-based ratio (2)	16.30%	16.16%	16.27%

Asset Quality Detail
Nonaccrual loans	$54,079	$56,323	$28,751
Loans 90+ days past due and accruing	308	653	49
Total nonperforming loans	54,387	56,976	28,800
Other real estate owned	1,664	2,509	1,864
Total nonperforming assets	$56,051	$59,485	$30,664

Asset Quality Ratios
Nonperforming assets / Total loans + OREO	1.22%	1.29%	0.69%
Nonperforming assets / Total assets	0.89%	0.96%	0.53%
Ratio of allowance for credit losses on loans to nonaccrual loans	87.57%	84.08%	159.41%
Allowance for credit losses / Total loans	1.03%	1.03%	1.03%

Consolidated Financial Data Notes:
(1) Management uses non-GAAP financial information in its analysis of the Corporation’s performance. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Corporation’s management believes that investors may use these non-GAAP measures to analyze the Corporation’s financial performance without the impact of unusual items or events that may obscure trends in the Corporation’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

(2) Capital ratios as of March 31, 2025 are estimated pending final regulatory filings.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	Three Months Ended,
	March 31, 2025			December 31, 2024			March 31, 2024
	Average Balance	Annual Rate	Interest Inc./Exp.	Average Balance	Annual Rate	Interest Inc./Exp.	Average Balance	Annual Rate	Interest Inc./Exp.
ASSETS:
Securities:
Taxable (1) (4)	$765,654	2.73%	$5,461	$711,286	2.36%	$4,487	$696,851	1.96%	$3,651
Tax-exempt (1) (2) (4)	25,345	2.69	181	25,489	2.67	184	27,743	2.59	191
Equity securities (1) (2)	7,428	5.84	107	7,374	5.77	107	6,772	5.64	95
Total securities (4)	798,427	2.75	5,749	744,149	2.40	4,778	731,366	2.01	3,937
Loans receivable:
Commercial (2) (3)	1,466,323	6.74	24,369	1,458,902	6.77	24,824	1,429,718	6.90	24,519
Mortgage and loans held for sale (2) (3)	3,001,317	6.02	44,572	2,965,914	6.12	45,633	2,870,175	6.08	43,403
Consumer (3)	123,755	12.01	3,665	131,954	11.93	3,956	128,858	11.79	3,778
Total loans receivable (3)	4,591,395	6.41	72,606	4,556,770	6.50	74,413	4,428,751	6.51	71,700
Interest-bearing deposits with the Federal Reserve and other financial institutions	413,704	4.20	4,284	373,875	5.08	4,771	190,009	5.26	2,485
Total earning assets	5,803,526	5.73	$82,639	5,674,794	5.84	$83,962	5,350,126	5.81	$78,122
Noninterest-bearing assets:
Cash and due from banks	58,152			59,445			53,523
Premises and equipment	129,188			124,398			110,038
Other assets	277,051			273,326			261,863
Allowance for credit losses	(47,342)			(46,686)			(45,771)
Total non interest-bearing assets	417,049			410,483			379,653
TOTAL ASSETS	$6,220,575			$6,085,277			$5,729,779
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Demand—interest-bearing	$704,874	0.88%	$1,527	$686,359	0.83%	$1,437	$739,931	0.65%	$1,195
Savings	3,131,697	3.09	23,840	3,068,451	3.26	25,139	2,965,279	3.47	25,611
Time	738,129	3.99	7,267	687,340	4.02	6,953	523,925	3.64	4,742
Total interest-bearing deposits	4,574,700	2.89	32,634	4,442,150	3.00	33,529	4,229,135	3.00	31,548
Short-term borrowings	—	0.00	—	—	0.00	—	—	0.00	—
Finance lease liabilities	15,143	6.32	236	212	3.75	2	282	4.28	3
Subordinated notes and debentures	105,228	4.15	1,078	105,153	4.17	1,103	104,925	4.34	1,132
Total interest-bearing liabilities	4,695,071	2.93	$33,948	4,547,515	3.03	$34,634	4,334,342	3.03	$32,683
Demand—noninterest-bearing	814,441			832,168			736,965
Other liabilities	91,654			93,410			81,944
Total Liabilities	5,601,166			5,473,093			5,153,251
Shareholders’ equity	619,409			612,184			576,528
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,220,575			$6,085,277			$5,729,779
Interest income/Earning assets		5.73%	$82,639		5.84%	$83,962		5.81%	$78,122
Interest expense/Interest-bearing liabilities		2.93	33,948		3.03	34,634		3.03	32,683
Net interest spread		2.80%	$48,691		2.81%	$49,328		2.78%	$45,439
Interest income/Earning assets		5.73%	82,639		5.84%	83,962		5.81%	78,122
Interest expense/Earning assets		2.36	33,948		2.41	34,634		2.43	32,683
Net interest margin (fully tax-equivalent)		3.37%	$48,691		3.43%	$49,328		3.38%	$45,439

(1) Includes unamortized discounts and premiums.
(2) Average yields are stated on a fully taxable equivalent basis (calculated using statutory rates of 21%) resulting from tax-free municipal securities in the investment portfolio and tax-free municipal loans in the commercial loan portfolio. The taxable equivalent adjustment to net interest income for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024 was $260 thousand, $284 thousand and $217 thousand, respectively.
(3) Average loans receivable outstanding includes the average balance outstanding of all nonaccrual loans. Loans receivable consist of the average of total loans receivable less average unearned income. In addition, loans receivable interest income consists of loans receivable fees, including PPP deferred processing fees.
(4) Average balance is computed using the fair value of AFS securities and amortized cost of HTM securities. Average yield has been computed using amortized cost average balance for AFS and HTM securities. The adjustment to the average balance for securities in the calculation of average yield for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024 was $(48.1) million, $(47.0) million and $(55.1) million, respectively.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Calculation of merger costs, net of tax (non-GAAP):
Merger costs - non deductible	$1,327	$—	$—

Merger costs - deductible	202	—	—
Statutory federal tax rate	21%	21%	21%
Tax benefit of merger costs (non-GAAP)	42	—	—
Merger costs - deductible, net of tax	160	—	—

Merger costs, net of tax (non-GAAP)	$1,487	$—	$—

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Calculation of net income available to common (GAAP):
Net income	$11,481	$15,064	$12,600
Less: preferred stock dividends	1,075	1,076	1,075
Net income available to common shareholders	$10,406	$13,988	$11,525

Adjusted calculation of net income available to common (non-GAAP):
Net income available to common shareholders	$10,406	$13,988	$11,525
Add: Merger costs, net of tax (non-GAAP)	1,487	—	—
Adjusted net income available to common shareholders (non-GAAP)	$11,893	$13,988	$11,525

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Calculation of PPNR (non-GAAP): (1)
Net interest income	$48,431	$49,044	$45,222
Add: Non-interest income	8,507	10,321	8,955
Less: Non-interest expense	41,038	37,805	37,424
PPNR (non-GAAP)	$15,900	$21,560	$16,753

Adjusted calculation of PPNR (non-GAAP): (1)
Net interest income	$48,431	$49,044	$45,222
Add: Non-interest income	8,507	10,321	8,955
Less: Non-interest expense	41,038	37,805	37,424
Add: Merger costs	1,529	—	—
Adjusted PPNR (non-GAAP)	$17,429	$21,560	$16,753

(1) Management believes that this is an important metric as it illustrates the underlying performance of the Corporation, it enables investors and others to assess the Corporation's ability to generate capital to cover credit losses through the credit cycle and provides consistent reporting with a key metric used by bank regulatory agencies.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Basic earnings per common share computation:
Net income available to common shareholders	$10,406	$13,988	$11,525
Less: net income available to common shareholders allocated to participating securities	57	98	92
Net income available to common shareholders allocated to common stock	$10,349	$13,890	$11,433

Weighted average common shares outstanding, including shares considered participating securities	20,981	20,992	20,979
Less: Average participating securities	114	135	155
Weighted average shares	20,867	20,857	20,824
Basic earnings per common share	$0.50	$0.67	$0.55

Diluted earnings per common share computation:
Net income available to common shareholders allocated to common stock	$10,349	$13,890	$11,433

Weighted average common shares outstanding for basic earnings per common share	20,867	20,857	20,824
Add: Dilutive effect of stock compensation	58	73	63
Weighted average shares and dilutive potential common shares	20,925	20,930	20,887
Diluted earnings per common share	$0.50	$0.66	$0.55

Adjusted basic earnings per common share computation (non-GAAP):
Net income available to common shareholders	$10,406	$13,988	$11,525
Add: Merger costs, net of tax (non-GAAP)	1,487	—	—
Less: net income available to common shareholders allocated to participating securities	57	98	92
Less: Adjustment to net income available to common shareholders allocated to participating securities for merger cost impact, net of tax (non-GAAP)	8	—	—
Adjusted net income available to common shareholders allocated to common stock (non-GAAP)	$11,828	$13,890	$11,433

Weighted average common shares outstanding, including shares considered participating securities	20,981	20,992	20,979
Less: Average participating securities	114	135	155
Weighted average shares	20,867	20,857	20,824
Adjusted basic earnings per common share (non-GAAP)	$0.57	$0.67	$0.55

Adjusted diluted earnings per common share computation (non-GAAP):
Adjusted net income available to common shareholders allocated to common stock (non-GAAP)	$11,828	$13,890	$11,433

Weighted average common shares outstanding for basic earnings per common share	20,867	20,857	20,824
Add: Dilutive effect of stock compensation	58	73	63
Weighted average shares and dilutive potential common shares	20,925	20,930	20,887
Adjusted diluted earnings per common share (non-GAAP)	$0.57	$0.66	$0.55

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Calculation of dividend payout ratio:
Cash dividends per common share	$0.180	$0.180	$0.175
Diluted earnings per common share	0.50	0.66	0.55
Dividend payout ratio	36%	27%	32%

Adjusted calculation of dividend payout ratio (non-GAAP):
Cash dividends per common share	$0.180	$0.180	$0.175
Adjusted diluted earnings per common share (non-GAAP)	0.57	0.66	0.55
Adjusted dividend payout ratio (non-GAAP)	32%	27%	32%

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Calculation of net interest margin:
Interest income	$82,379	$83,678	$77,905
Interest expense	33,948	34,634	32,683
Net interest income	$48,431	$49,044	$45,222

Average total earning assets	$5,803,526	$5,674,794	$5,350,126

Net interest margin (GAAP) (annualized)	3.38%	3.44%	3.40%

Calculation of net interest margin (fully tax equivalent basis) (non-GAAP):
Interest income	$82,379	$83,678	$77,905
Tax equivalent adjustment (non-GAAP)	260	284	217
Adjusted interest income (fully tax equivalent basis) (non-GAAP)	82,639	83,962	78,122
Interest expense	33,948	34,634	32,683
Net interest income (fully tax equivalent basis) (non-GAAP)	$48,691	$49,328	$45,439

Average total earning assets	$5,803,526	$5,674,794	$5,350,126
Less: average mark to market adjustment on investments (non-GAAP)	(48,070)	(46,988)	(55,146)
Adjusted average total earning assets, net of mark to market (non-GAAP)	$5,851,596	$5,721,782	$5,405,272

Net interest margin, fully tax equivalent basis (non-GAAP) (annualized)	3.37%	3.43%	3.38%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	March 31, 2025	December 31, 2024	March 31, 2024
Calculation of tangible book value per common share and tangible common equity / tangible assets (non-GAAP):
Shareholders' equity	$624,508	$610,695	$578,640
Less: preferred equity	57,785	57,785	57,785
Common shareholders' equity	566,723	552,910	520,855
Less: goodwill and other intangibles	43,874	43,874	43,874
Less: core deposit intangible	190	206	260
Tangible common equity (non-GAAP)	$522,659	$508,830	$476,721

Total assets	$6,295,508	$6,192,010	$5,801,412
Less: goodwill and other intangibles	43,874	43,874	43,874
Less: core deposit intangible	190	206	260
Tangible assets (non-GAAP)	$6,251,444	$6,147,930	$5,757,278

Ending shares outstanding	20,980,245	20,987,992	21,024,695

Book value per common share (GAAP)	$27.01	$26.34	$24.77
Tangible book value per common share (non-GAAP)	$24.91	$24.24	$22.67

Common shareholders' equity / Total assets (GAAP)	9.00%	8.93%	8.98%
Tangible common equity / Tangible assets (non-GAAP)	8.36%	8.28%	8.28%

Adjusted calculation of book value per common share (non-GAAP):
Common shareholders' equity	$566,723	$552,910	$520,855
Add: Merger costs, net of tax (non-GAAP)	1,487	—	—
Adjusted common shareholders' equity (non-GAAP)	$568,210	$552,910	$520,855

Ending shares outstanding	20,980,245	20,987,992	21,024,695

Adjusted book value per common share (non-GAAP)	$27.08	$26.34	$24.77

Adjusted calculation of tangible book value per common share (non-GAAP):
Tangible common equity (non-GAAP)	$522,659	$508,830	$476,721
Add: Merger costs, net of tax (non-GAAP)	1,487	—	—
Adjusted tangible common equity (non-GAAP)	$524,146	$508,830	$476,721

Ending shares outstanding	20,980,245	20,987,992	21,024,695

Adjusted tangible book value per common share (non-GAAP)	$24.98	$24.24	$22.67

Adjusted calculation of tangible common equity / tangible assets (non-GAAP):
Adjusted common shareholders' equity (non-GAAP)	$524,146	$508,830	$476,721

Tangible assets (non-GAAP)	$6,251,444	$6,147,930	$5,757,278
Add: Merger costs, net of tax (non-GAAP)	1,529	—	—
Adjusted tangible assets (non-GAAP)	$6,252,973	$6,147,930	$5,757,278

Adjusted tangible common equity / Adjusted tangible assets (non-GAAP)	8.38%	8.28%	8.28%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Calculation of efficiency ratio:
Non-interest expense	$41,038	$37,805	$37,424

Non-interest income	$8,507	$10,321	$8,955
Net interest income	48,431	49,044	45,222
Total revenue	$56,938	$59,365	$54,177
Efficiency ratio	72.07%	63.68%	69.08%

Calculation of efficiency ratio (fully tax equivalent basis) (non-GAAP):
Non-interest expense	$41,038	$37,805	$37,424
Less: core deposit intangible amortization	17	16	20
Adjusted non-interest expense (non-GAAP)	$41,021	$37,789	$37,404

Non-interest income	$8,507	$10,321	$8,955

Net interest income	$48,431	$49,044	$45,222
Less: tax exempt investment and loan income, net of TEFRA (non-GAAP)	1,464	1,508	1,337
Add: tax exempt investment and loan income (fully tax equivalent basis) (non-GAAP)	2,076	2,111	1,932
Adjusted net interest income (fully tax equivalent basis) (non-GAAP)	49,043	49,647	45,817
Adjusted net revenue (fully tax equivalent basis) (non-GAAP)	$57,550	$59,968	$54,772

Efficiency ratio (fully tax equivalent basis) (non-GAAP)	71.28%	63.02%	68.29%

Adjusted calculation of efficiency ratio (fully tax equivalent basis) (non-GAAP):
Adjusted non-interest expense (non-GAAP)	$41,021	$37,789	$37,404
Less: Merger costs (non-GAAP)	1,529	—	—
Adjusted non-interest expense (non-GAAP)	$39,492	$37,789	$37,404

Adjusted net revenue (fully tax equivalent basis) (non-GAAP)	$57,550	$59,968	$54,772

Adjusted efficiency ratio (fully tax equivalent basis) (non-GAAP)	68.62%	63.02%	68.29%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Calculation of return on average assets:
Net income	$11,481	$15,064	$12,600
Average total assets	$6,220,575	$6,085,277	$5,729,779

Return on average assets (GAAP) (annualized)	0.75%	0.98%	0.88%

Adjusted calculation of return on average assets (non-GAAP):
Net income	$11,481	$15,064	$12,600
Add: Merger costs, net of tax (non-GAAP)	1,487	—	—
Adjusted net income	$12,968	$15,064	$12,600

Average total assets	$6,220,575	$6,085,277	$5,729,779

Adjusted return on average assets (non-GAAP) (annualized)	0.85%	0.98%	0.88%

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Calculation of return on average tangible common equity (non-GAAP):
Net income	$11,481	$15,064	$12,600
Less: preferred stock dividends	1,075	1,076	1,075
Net income available to common shareholders	$10,406	$13,988	$11,525

Average shareholders' equity	$619,409	$612,184	$576,528
Less: average goodwill & intangibles	44,074	44,091	44,147
Less: average preferred equity	57,785	57,785	57,785
Average tangible common shareholders' equity (non-GAAP)	$517,550	$510,308	$474,596

Return on average equity (GAAP) (annualized)	7.52%	9.79%	8.79%
Return on average common equity (GAAP) (annualized)	7.51%	10.04%	8.94%
Return on average tangible common equity (non-GAAP) (annualized)	8.15%	10.90%	9.77%

Adjusted calculation of return on average equity (non-GAAP):
Net income	$11,481	$15,064	$12,600
Add: Merger costs, net of tax (non-GAAP)	1,487	—	—
Adjusted net income (non-GAAP)	$12,968	$15,064	$12,600

Average shareholders' equity	$619,409	$612,184	$576,528

Adjusted return on average equity (non-GAAP) (annualized)	8.49%	9.79%	8.79%

Adjusted calculation of return on average tangible common equity (non-GAAP):
Net income available to common shareholders	$10,406	$13,988	$11,525
Add: Merger costs, net of tax (non-GAAP)	1,487	—	—
Adjusted net income available to common shareholders	$11,893	$13,988	$11,525

Average tangible common shareholders' equity (non-GAAP)	$517,550	$510,308	$474,596

Adjusted return on average tangible common equity (non-GAAP) (annualized)	9.32%	10.90%	9.77%